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                                   EXHIBIT 5.1
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                                                    Writer's Direct Dial Number:
                                                                  (216) 696-3431

                                January 14, 1997

Roberds, Inc.
1100 East Central Avenue
Dayton, Ohio  45449-1888

Gentlemen:

         As special securities counsel for Roberds, Inc., an Ohio corporation (the "Company"), we are familiar with the Registration Statement on Form S-8, referred to herein as the "Registration Statement", to be filed on or about January 15, 1997 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 25,000 of the Company's Common Shares, without par value (the "Shares") and an indeterminate number of plan interests (the "Interests") issuable pursuant to the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors, effective November 1, 1996 (the "Plan").

         In connection with the foregoing, we have examined (a) the Amended Articles of Incorporation and the Code of Regulations of the Company, each as amended to date, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

         Based upon such examination, we are of the opinion that:

                  1. The Shares have been duly authorized and when issued and delivered upon receipt of the consideration provided for under the Plan and in the manner contemplated by the Plan will be validly issued, fully paid, and nonassessable.

                  2. The Interests have been duly authorized and when issued and delivered upon receipt of the consideration provided for under the Plan and in the manner contemplated by the Plan will be validly issued, fully paid, and nonassessable.

         We hereby bring to your attention that our legal opinions are an expression of professional judgment and not a guarantee of a result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or new developments that might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,

                                               /s/ Arter & Hadden
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                                               ARTER & HADDEN